UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2013

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2013, Marriott Ownership Resorts, Inc. (“MORI”), a subsidiary of Marriott Vacations Worldwide Corporation, entered into an Independent Contractor Agreement (the “Agreement”) with RAMCO Advisors, LLC (the “Contractor”), a consulting firm affiliated with Robert A. Miller, who, effective as of December 14, 2012, retired from service as the Company’s Executive Vice President and Chief Operating Officer – International.

Pursuant to the Agreement, MORI has engaged the Contractor to provide certain services, including among other things, providing strategic advice to MORI and other services relating to regulatory agencies and industry organizations. MORI will pay the Contractor a fee equal to $420,000 per year during the term of the Agreement, which ends on December 15, 2015. Either party to the Agreement may terminate the agreement on 30 business days’ prior notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

Date: January 4, 2013	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer